Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2025 Equity Incentive Plan and 2025 Employee Stock Purchase Plan of Figma, Inc. of our report dated February 18, 2026, with respect to the consolidated financial statements of Figma, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
February 18, 2026